TEMPUR-PEDIC REPORTS FOURTH QUARTER AND FULL YEAR EARNINGS
– Reports Fourth Quarter EPS of $0.38
– Company Announces $100 Million Share Repurchase Program

LEXINGTON, KY, January 26, 2010 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the fourth quarter and year ended December 31, 2009. The Company also announced a $100 million share repurchase program and confirmed its financial guidance for 2010.

FOURTH QUARTER FINANCIAL SUMMARY

•
Earnings per share (EPS) were $0.38 per diluted share in the fourth quarter of 2009 as compared to adjusted EPS of $0.17 per diluted share in the fourth quarter of 2008. GAAP EPS in the fourth quarter of 2008 was $0.01, and reflects the $11.6 million tax provision related to the Company’s repatriation of foreign earnings. The Company reported net income of $29.1 million for the fourth quarter of 2009 as compared to adjusted net income of $12.7 million in the fourth quarter of 2008. GAAP net income in the fourth quarter of 2008 was $1.1 million. For additional information regarding adjusted EPS and adjusted net income (which are non-GAAP measures), please refer to the reconciliation and other information included in the attached schedule.

•
Net sales increased 29% to $244.8 million in the fourth quarter of 2009 from $189.1 million in the fourth quarter of 2008. On a constant currency basis, net sales increased 24%. Net sales in the domestic segment increased 40%, while international segment net sales increased 15%. On a constant currency basis, international segment net sales increased 3%.

•
Mattress sales increased 26% globally. Mattress sales increased 34% in the domestic segment and 12% in the international segment. On a constant currency basis, international mattress sales were essentially unchanged. Pillow sales increased 23% globally. Pillow sales increased 39% domestically and 13% internationally. On a constant currency basis, international pillow sales increased 1%.

•
Gross profit margin was 48.5% as compared to 43.0% in the fourth quarter of 2008. The gross profit margin increased as a result of improved efficiencies in manufacturing, lower commodity costs, fixed cost leverage related to higher production volumes and improved pricing, partially offset by geographic mix and new product introductions.

•	Operating profit margin was 19.3% as compared to 13.4% in the fourth quarter of 2008.

•	The Company generated $14.6 million of operating cash flow in the fourth quarter of 2009.

•
During the quarter, the Company reduced Total debt by $17.5 million to $297.5 million. As of December 31, 2009, the Company’s ratio of Funded debt to EBITDA was 1.68 times, well within the covenant in its credit facility, which requires that this ratio not exceed 3.00 times. For additional information about EBITDA and Funded debt (which are non-GAAP measures) please refer to the reconciliation and other information included in the attached schedule.

FULL YEAR 2009 FINANCIAL SUMMARY

•
Earnings per share (EPS) were $1.12 per diluted share for the full year 2009 as compared to adjusted EPS of $0.94 per diluted share for the full year 2008. GAAP EPS was $0.79 for the full year 2008, and includes the $11.6 million tax provision related to the repatriation of foreign earnings.

•
Net sales declined 10% to $831.2 million for the full year 2009 from $927.8 million for the full year 2008. On a constant currency basis, net sales declined 9%. Net sales in the domestic segment declined 8%, while international segment net sales declined 14%. On a constant currency basis, international segment net sales declined 11%.

•
Gross profit margin was 47.4% for the full year 2009 as compared to 43.2% for the full year 2008. The gross profit margin increased as a result of improved efficiencies in manufacturing, lower commodity costs, and improved pricing, partially offset by fixed cost de-leverage related to lower production volumes.

•	Operating profit margin was 17.4% as compared to 14.4% for the full year 2008.

•	For the full year 2009, the Company lowered Total debt by $121.9 million to $297.5 million.

Chief Executive Officer Mark Sarvary commented, “Our fourth quarter and full year results reflect a gradual improvement in the macro environment together with success from sales and marketing initiatives. Our recent product introductions and our new advertising campaign combined with continued productivity improvements should allow us to build on this performance in 2010.”

Chief Financial Officer Dale Williams commented, “With respect to the authorization of a new share repurchase program, we note that during 2009 we substantially reduced both our total debt and leverage ratio. We view share repurchases as an excellent means to return value to stockholders over the long term.”

Share Repurchase Program
The Board of Directors authorized the repurchase of up to $100 million of shares of the Company’s common stock. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. This share repurchase program replaces the Company’s prior share repurchase authorization, and may be limited, suspended or terminated at any time without prior notice.

Financial Guidance
The Company confirmed its full year 2010 guidance for net sales and earnings per share. It currently expects net sales for 2010 to range from $950 million to $970 million. It currently expects EPS for 2010 to range from $1.40 to $1.50 per diluted share. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control. The Company noted its EPS guidance does not assume any benefit from a potential reduction in shares outstanding related to its share repurchase program.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, January 26, 2010 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-293-6960. The dial-in number for international callers is 719-325-2289. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempurpedic.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations for building on its 2009 performance in 2010, and for net sales and earnings per share for 2010. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s domestic retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR(R) pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company's products are currently sold in over 80 countries under the TEMPUR(R) and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Vice President, Investor Relations and Financial Planning & Analysis
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per common share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Chg %	2009	2008	Chg %
Net sales	$244,794	$189,121	29%	$831,156	$927,818	(10%)
Cost of sales	125,953	107,752		437,414	526,861
Gross profit	118,841	81,369	46%	393,742	400,957	(2%)
Selling and marketing expenses	45,105	34,444		153,440	172,350
General, administrative and other expenses	26,510	21,604		95,357	94,743
Operating income	47,226	25,321	87%	144,945	133,864	8%

Other expense, net:
Interest expense, net	(3,990)	(5,493)		(17,349)	(25,123)
Other income (expense), net	37	(324)		441	(1,319)
Total other expense	(3,953)	(5,817)		(16,908)	(26,442)

Income before income taxes	43,273	19,504	122%	128,037	107,422	19%
Income tax provision	14,159	18,449		43,044	48,554
Net income	$29,114	$1,055	2,660%	$84,993	$58,868	44%

Earnings per common share:
Basic	$0.39	$0.01		$1.13	$0.79
Diluted	$0.38	$0.01		$1.12	$0.79
Weighted average common shares outstanding:
Basic	75,029	74,833		74,934	74,737
Diluted	77,028	74,920		76,048	74,909

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2009	2008
ASSETS

Current Assets:
Cash and cash equivalents	$14,042	$15,385
Accounts receivable, net	105,576	99,811
Inventories	57,686	60,497
Prepaid expenses and other current assets	11,268	9,233
Deferred income taxes	20,411	11,888
Total Current Assets	208,983	196,814

Property, plant and equipment, net	172,497	185,843
Goodwill	193,391	192,569
Other intangible assets, net	64,717	66,823
Other non-current assets	3,791	4,482
Total Assets	$643,379	$646,531

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$47,761	$41,355
Accrued expenses and other current liabilities	81,452	65,316
Income taxes payable	7,312	7,783
Total Current Liabilities	136,525	114,454

Long-term debt	297,470	419,341
Deferred income taxes	29,865	28,371
Other non-current liabilities	7,226	11,922
Total Liabilities	471,086	574,088

Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of December 31, 2009 and 2008, respectively	992	992
Additional paid in capital	298,842	291,018
Retained earnings	365,727	281,422
Accumulated other comprehensive loss	(8,004)	(12,590)
Treasury stock at cost; 24,103 and 24,382 shares as of December 31, 2009 and 2008, respectively	(485,264)	(488,399)
Total Stockholders’ Equity	172,293	72,443
Total Liabilities and Stockholders’ Equity	$643,379	$646,531

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$84,993	$58,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,424	32,756
Amortization of stock-based compensation	8,789	8,041
Amortization of deferred financing costs	692	1,060
Bad debt expense	5,936	8,110
Deferred income taxes	(9,810)	2,423
Foreign currency adjustments	(115)	(1,183)
Loss on sale of equipment and other	564	666
Changes in operating assets and liabilities:
Accounts receivable	(10,542)	51,231
Inventories	3,738	45,758
Prepaid expenses and other current assets	(1,884)	1,695
Accounts payable	7,808	(15,676)
Accrued expenses and other	14,044	535
Income taxes payable	(651)	4,110
Net cash provided by operating activities	134,986	198,394

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14,303)	(10,494)
Acquisition of business, net of cash acquired	—	(1,529)
Proceeds from escrow settlement	—	7,141
Other	—	(486)
Net cash used by investing activities	(14,303)	(5,368)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	109,333	127,383
Repayments of long-term revolving credit facility	(230,036)	(251,536)
Repayments of long-term debt	—	(1,359)
Repayment of Series A Industrial Revenue Bonds	—	(57,785)
Proceeds from issuance of common stock	1,623	695
Excess tax benefit from stock based compensation	359	399
Dividend paid to stockholders	—	(17,933)
Other	—	(14)
Net cash used by financing activities	(118,721)	(200,150)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,305)	(10,806)
Decrease in cash and cash equivalents	(1,343)	(17,930)
CASH AND CASH EQUIVALENTS, beginning of period	15,385	33,315
CASH AND CASH EQUIVALENTS, end of period	$14,042	$15,385

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the fourth quarter of 2009 compared to 2008:

(In thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2009	2008	2009	2008	2009	2008
Retail	$205,184	$157,652	$130,808	$93,332	$74,376	$64,320
Direct	16,719	10,098	14,777	8,496	1,942	1,602
Healthcare	10,047	10,638	2,840	3,226	7,207	7,412
Third Party	12,844	10,733	3,444	3,342	9,400	7,391
Total	$244,794	$189,121	$151,869	$108,396	$92,925	$80,725

Summary of Product Sales
A summary of net sales by product is reported below:

(In thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2009	2008	2009	2008	2009	2008
Mattresses	$156,665	$124,755	$101,792	$75,695	$54,873	$49,060
Pillows	32,079	25,990	14,724	10,591	17,355	15,399
Other	56,050	38,376	35,353	22,110	20,697	16,266
Total	$244,794	$189,121	$151,869	$108,396	$92,925	$80,725

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of Adjusted Net income, Adjusted Earnings per share,
EBITDA to Net Income and Funded debt to Total debt
Non-GAAP Measures
(In thousands, except per common share amounts)

The Company provides information regarding Adjusted Net income, Adjusted Earnings per share, EBITDA and Funded debt which are not recognized terms under GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. A reconciliation of Adjusted Net income, Adjusted Earnings per share and EBITDA to the Company’s Net income and Earnings per share and a reconciliation of Funded debt to Total debt are provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of the repatriation of foreign earnings. Management also believes that the use of EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of Adjusted Net income to Net income

The following table sets forth the reconciliation of the Company’s reported Net income for the twelve months ended December 31, 2008 to the calculation of Adjusted Net income for the three and twelve months ended December 31, 2008:

	Three Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2008

GAAP Net income	$1,055	$58,868
Plus:
Tax provision related to repatriation of foreign earnings	11,631	11,631
Adjusted Net income	$12,686	$70,499
GAAP Earnings per share, diluted	$0.01	$0.79
Tax provision related to repatriation of foreign earnings	0.16	0.15
Adjusted Earnings per share, diluted	$0.17	$0.94

Reconciliation of EBITDA to Net income

The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of EBITDA for the twelve months ended December 31, 2009:

Twelve Months Ended
December 31, 2009

GAAP Net income	$84,993
Plus:
Interest expense	17,349
Income taxes	43,044
Depreciation & amortization	40,213

EBITDA	$185,599

Reconciliation of Funded debt to Total debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of December 31, 2009:

As of
December 31, 2009

GAAP basis Total debt	$297,470
Plus:
Letters of credit outstanding	14,048
Funded debt	$311,518

Calculation of Funded debt to EBITDA

As of
December 31, 2009

Funded debt	$311,518
EBITDA	185,599
1.68 times